UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2022

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2022, Altus Power, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C., as representatives of the several underwriters identified therein (collectively, the “Underwriters”) and the selling stockholder named therein (the “Selling Stockholder”), pursuant to which the Selling Stockholder has agreed to offer and sell 7,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) at a public offering price of $11.50 per share. Under the terms of the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Class A Common Stock from the Selling Stockholder at the public offering price less underwriting discounts. The closing of the offering is expected to take place on October 3, 2022, subject to customary closing conditions. The Company will not receive any proceeds from the offering.

The offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-262072) declared effective on January 21, 2022, and a related prospectus supplement filed with the Securities and Exchange Commission on September 28, 2022.

The Underwriting Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, subject to certain exceptions, the Company and the Selling Stockholder, for a 90-day period following the date of the final prospectus supplement and the Company’s officers and directors, for a 60-day period following the date of the final prospectus supplement, have agreed not to offer, sell, transfer or otherwise dispose of any shares of Class A common stock.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 – Other Events.

On September 28, 2022, the Company issued a press release announcing that it had commenced the offering, and on September 28, 2022, the Company issued a press release announcing that it had priced the offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Further, with this Current Report on Form 8-K, the Company supplements the risk factors set forth in Part I, Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2021 with the following risk factors, which update, and should be read in conjunction with, the risk factors set forth therein and which were being updated in connection with the offering and the entering of definitive agreements that was announced on September 27, 2022.

We may not be able to effectively manage our growth.

Our future growth may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees and develop processes to efficiently integrate our strategic acquisition of portfolio assets, which is a primary part of our future growth strategy. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.

While our growth strategy includes seeking acquisitions of operating solar power generation assets and portfolios, we may not be successful in identifying or making any acquisitions in the future. We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management.

Our business strategy includes growth through the acquisitions of solar power generation assets and portfolios. We may not be able to continue to identify attractive acquisition opportunities or successfully acquire those opportunities that are identified in our pipeline. There is always the possibility that even if there is success in integrating our current or future acquisitions into the existing operations, we may not derive the benefits, such as administrative or operational synergies or earnings obtained, that were expected from such acquisitions, which may result in the commitment of capital resources without the expected returns on the capital. The competition for acquisition opportunities may increase which in turn would increase our cost of making further acquisitions or causing us to curb our activities of making additional acquisitions.

In pursuing our business strategy, from time to time we evaluate targets and enter into agreements regarding possible acquisitions, divestitures, and joint ventures. To be successful, we conduct due diligence to identify valuation issues and potential loss contingencies, negotiate transaction terms, complete transactions, and manage post-closing matters such as the integration of acquired assets and businesses. Our due diligence reviews are subject to the completeness and accuracy of disclosures made by third parties. We may incur unanticipated costs or expenses following a completed acquisition, including post-closing asset impairment charges, expenses associated with eliminating duplicate facilities, litigation, and other liabilities.

We have in the past, and in the future we may, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:

•difficulty in assimilating the operations and personnel of the acquired company;
•difficulty in effectively integrating the acquired technologies or products with our current technologies;
•difficulty in maintaining controls, procedures and policies during the transition and integration;
•disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;
•difficulty integrating the acquired company’s accounting, management information, and other administrative systems;
•inability to retain key technical and managerial personnel of the acquired business;
•inability to retain key customers, vendors, and other business partners of the acquired business;
•inability to achieve the financial and strategic goals for the acquired and combined businesses;
•incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;
•potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;
•misjudging the value of acquired assets to us;
•potential inability to assert that internal controls over financial reporting are effective; and
•potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations. In addition, our guidance and estimates for our future operating and financials results assume the completion of certain of our acquisitions that are in our acquisition pipeline. If we are unable to execute on our actionable pipeline and integrate these acquisitions, we may miss our guidance, which could adversely affect the market price of our Class A Common Stock and our business, financial condition, or results of operations.

Our acquisition of solar project portfolios may not be as successful as acquiring the assets individually.

We may acquire entire portfolios of solar projects and the performance of individual solar projects in such a portfolio will vary. We may not derive the benefits, such as administrative or operational synergies that were expected and our earnings from the entire portfolio may not exceed the earnings we would have received had we purchased some, but not all, of the solar projects contained in such portfolio.

If we are unable to retain and recruit qualified technicians and advisors, or if our directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.

We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.

We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.

We plan to grant stock options, restricted stock grants, restricted stock unit grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.

As of September 22, 2022, we had 61 full-time employees and no part-time employees. We may be unable to implement and maintain an attractive incentive compensation structure in order to attract and retain the right talent. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.

Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.

Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry and one of our primary growth strategies is to acquire strategic portfolio assets, those fluctuations may be masked by our recent growth rates. As a result, these fluctuations may not be readily apparent from our historical results of operations and our past quarterly results of operations may not be good indicators of likely future performance. In addition to the other risks described in this “Risk factors” section, as well as the factors discussed in the “Management’s discussion and analysis of financial condition and results of operations” section in this prospectus supplement, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:

•the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;
•significant fluctuations in customer demand for our solar service offerings or fluctuations in the geographic concentration of installations of solar energy systems;
•changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;
•seasonal, environmental or weather conditions that impact sales, energy production, and system installation;
•the acquisition of portfolio assets or other companies that we would expect to be able to integrate into our business operations and the costs associated therewith, including the costs of diligence and integration;
•the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships or joint ventures;
•capital-raising activities or commitments;
•changes in our pricing policies or terms or those of our competitors, including utilities;
•changes in regulatory policy related to solar energy generation;
•the loss of one or more key partners or the failure of key partners to perform as anticipated;
•our failure to successfully integrate acquired solar facilities;
•actual or anticipated developments in our competitors’ businesses or the competitive landscape;
•actual or anticipated changes in our growth rate;
•general economic, industry and market conditions, including as a result of the COVID-19 pandemic; and
•changes to our cancellation rate.

In the past, we have experienced seasonal fluctuations in installations in certain states, particularly in the fourth quarter. This has been the result of weather-related installation delays. Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our common stock could decline and stockholders could lose part or all of their investment.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2021, we had U.S. federal and state net operating loss carryforwards (“NOLs”) of approximately $177.4 million and $87.7 million, respectively, which begin expiring in varying amounts in 2034 and 2022, respectively, if unused. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax assets, such as tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5% shareholders’ that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws.

Additionally, states may impose other limitations on the use of NOLs and tax credit carryforwards. For example, California has recently imposed other limitations on the use of NOLs and limited the use of certain tax credits for taxable years beginning in 2020 through 2022.

Our ability to use our NOLs may be limited by an applicable ownership change, including as a result of this Offering. Any such limitations on our ability to use our NOLs and other tax assets could adversely impact our business, financial condition, and results of operations. We have not yet completed our analysis under Section 382 of the Code as to whether an ownership change has occurred prior to this Offering or would occur in connection with this Offering. Any limitation may result in the expiration of all or a portion of the net operating loss carryforwards and tax credit carryforwards before utilization.

As an emerging growth company and smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements that are available to “emerging growth companies,” but not to other public companies, including:

•not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended the (“Sarbanes-Oxley Act”);
•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We plan in filings with the U.S. Securities and Exchange Commission (“SEC”) to continue to utilize the modified disclosure requirements available to emerging growth companies. As a result, our stockholders may not have access to certain information they may deem important. We could remain an “emerging growth company” until the earliest of:

•December 31, 2026;
•the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion;
•the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and
•the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. As a public company, we are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual report for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.

We have identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient qualified personnel, which caused management to be unable to appropriately define responsibilities to create an effective control environment; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology.

Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that prior to the Merger we were a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls.

Our management has developed a remediation plan which we have begun and will continue to implement. These remediation measures are ongoing and include: hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate, however we may encounter problems or delays in completing the remediation of the material weaknesses. In connection with the material weaknesses identified in our internal control over financial reporting we determined that our internal control over financial reporting are not effective and were not effective as of December 31, 2021, March 31, 2022 and June 30, 2022.

If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and our company could become subject to litigation or investigations by the NYSE, SEC, or other regulatory authorities, which could require additional financial and management resources. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

In order to maintain and improve the effectiveness of its internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting, and remediate identified material weaknesses could adversely affect our business and operating results and could cause a decline in the market price of our common stock.

The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. A material weakness in internal controls could result in our failure to detect a material misstatement of our annual or quarterly consolidated financial statements or disclosures. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the market price of our common stock.

Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company.

Our business has achieved rapid growth since we launched. Our net revenue was $71.8 million and $45.3 million for the years ended December 31, 2021 and 2020, respectively, and $44.0 million and $30.1 million for the six months ended June 30, 2022 and 2021, respectively. Our net income (loss) was $13.0 million and $(1.9) million for the years ended December 31, 2021 and 2020, respectively, and $81.7 million and $(0.2) million for the six months ended June 30, 2022 and 2021, respectively . However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we were a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.

Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, renewable portfolio standards or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The federal government and a majority of state governments in the United States provide incentives, such as tax incentives, renewable portfolio standards or feed-in-tariffs, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act (the “IRA”), which extends the availability of investment tax credits (“ITCs”) and production tax credits (“PTCs”). We and our tax equity partners have claimed and expect to continue to claim ITCs with respect to qualifying solar energy projects. In structuring tax equity partnerships and determining ITC eligibility, we have relied upon applicable tax law and published Internal Revenue Service (“IRS”) guidance. However, the application of law and guidance regarding ITC eligibility to the facts of particular solar energy projects is subject to a number of uncertainties, in particular with respect to the new IRA provisions for which Department of Treasury regulations (“Treasury Regulations”) are forthcoming, and there can be no assurance that the IRS will agree with our approach in the event of an audit. The Department of Treasury is expected to issue Treasury Regulations and additional guidance with respect to the application of the newly enacted IRA provisions, and the IRS and Department of Treasury may modify existing guidance, possibly with retroactive effect. Any of the foregoing items could reduce the amount of ITCs or, if applicable, PTCs available to us and our tax equity partners. In this event, we could be required to indemnify tax equity partners for disallowed ITCs or, if applicable, PTCs, adjust the terms of future tax equity partnerships, or seek alternative sources of funding for solar energy projects, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The absence of net energy metering and related policies to offer competitive pricing to our customers in our current markets, and adverse changes to net energy metering policies, may significantly reduce demand for electricity from our solar energy systems.

Each of the states where we currently serve customers has adopted a net energy metering policy. Net energy metering typically allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of the electric load used by the customers. At the end of the billing period, the customer simply pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Utilities operating in states without a net energy metering policy may receive solar electricity that is exported to the grid when there is no simultaneous energy demand by the customer without providing retail compensation to the customer for this generation. In addition to net metering policies, certain of our primary markets, including Massachusetts, New Jersey and Maryland have adopted programs specifically aimed at providing renewable energy benefits to specific customers, such as community solar and low and moderate income customers. Many of these programs are set-up with a finite capacity of MW installed. Historically, regulators in our primary markets have continuously rolled out new incentive programs as the caps on existing programs begin to fill to promote continued investment in renewables in order to meet the goals set forth in their renewable portfolio standards, however the continuous roll-out of such programs is not guaranteed.

Our ability to sell solar energy systems and the electricity they generate may be adversely impacted by the failure to expand existing limits on the amount of net energy metering in states that have implemented it, the failure to adopt a net energy metering policy where it currently is not in place, the imposition of new charges that only or disproportionately impact customers that utilize net energy metering, or reductions in the amount or value of credit that customers receive through net energy metering. If such charges are imposed, the cost savings associated with switching to solar energy may be significantly reduced and our ability to attract future customers and compete with traditional utility providers could be impacted. Our ability to sell solar energy systems and the electricity they generate also may be adversely impacted by the unavailability of expedited or simplified interconnection for grid-tied solar energy systems or any limitation on the number of customer interconnections or amount of solar energy that utilities are required to allow in their service territory or some part of the grid.

Limits on net energy metering, interconnection of solar energy systems and other operational policies in key markets could limit the number of solar energy systems installed in those markets. If the caps on net energy metering in jurisdictions are reached, and new caps are not put in place, or if the amount or value of credit that customers receive for net energy metering is significantly reduced, future customers will be unable to recognize the current cost savings associated with net energy metering. We rely substantially on net energy metering when we establish competitive pricing for our prospective customers and the absence of net energy metering for new customers would greatly limit demand for our solar energy systems.

Our Redeemable Warrants (including the Private Placement Warrants) and Alignment Shares have been accounted for as derivative liabilities and have been recorded at fair value with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.

CBRE Acquisition Holdings, Inc. (“CBAH”) sold 10,062,500 Redeemable Warrants as part of the Shareholder Aligned Initial Listing (“SAILSM”) securities in the initial public offering of CBAH (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Closing and following the Closing trade under the symbol “AMPS WS”). The Redeemable Warrants are exercisable for an aggregate of 10,062,500 shares of Class A Common Stock at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of CBAH’s initial public offering and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the “Private Placement Warrants”). The Private Placement Warrants are exercisable for an aggregate of 9,366,667 shares of our Class A Common Stock at a purchase price of $11.00 per share.

We have 1,408,750 Alignment Shares outstanding, all of which are held by the Sponsor, certain officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and existing CBAH directors. The Alignment Shares will automatically convert into shares of Class A Common Stock based upon the Total Return (as defined below in “Description of securities”) on the Class A Common Stock as of the relevant measurement date over each of the seven fiscal years following the Merger.

We account for the Redeemable Warrants and Alignment Shares as derivative liabilities, which are presented at fair value each reporting period, with changes in fair value recorded through earnings. As the Redeemable Warrants (other than our Private Placement Warrants) trade separately on the NYSE, the fair value of the Redeemable Warrants will be determined based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The fair value of the Private Placement Warrants is determined based on the quoted trading price of the Redeemable Warrants.

We estimate the fair value of our Alignment Share using a Monte Carlo simulation, which is based on various market inputs (e.g., measurement of our stock price after the consummation of the Merger).

As a result of the estimation processes involved in presenting these instruments at fair value, our financial statements and results of operations may fluctuate quarterly, based on various factors, many of which are outside of our control. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our Redeemable Warrants (including Private Placement Warrants) and Alignment Shares for each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A Common Stock.

We have issued a redemption notice for all the outstanding Redeemable Warrants and Private Placement Warrants, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

On September 15, 2022, we announced the redemption of all of our outstanding Redeemable Warrants and Private Placement Warrants that remain outstanding following 5:00 p.m. New York City time on the Redemption Date. We are entitled to redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant if the last reported sales price of the Class A Common Stock is at least $10.00 per share on any twenty trading days within the thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance requirement was satisfied as of September 12, 2022. All Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date. Payment upon exercise of the Warrants may be made either (i) in cash, at the Cash Exercise Price or (ii) on a “cashless basis” in which the exercising holder will receive 0.2763 shares of Class A Common Stock for each Warrant. If the holders of the Warrants elect to exercise their warrants on a cashless basis we will not receive cash proceeds from the exercise of such Warrants. Any Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price.

If all holders of the Warrants were to elect a cashless exercise of their Warrants, we would issue an aggregate of approximately 4,088,958 shares of our Class A Common Stock. The shares of our Class A Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Common Stock, including holders who participate in this Offering, and increase the number of shares eligible for resale in the public market. The sales of a substantial number of such shares in the public market could adversely affect the market price of our Class A Common Stock.

Item 9.01 – Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 28, 2022
99.1	Press release announcing launch, dated September 28, 2022
99.2	Press release announcing pricing, dated September 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director